Exhibit 10.2

LOEWS CORPORATION
PERFORMANCE-BASED RESTRICTED STOCK UNIT AWARD NOTICE

THIS PERFORMANCE-BASED RESTRICTED STOCK UNIT AWARD NOTICE (this “Notice”) evidences an Award of Performance-Based Restricted Stock Units (“PRSUs”) by Loews Corporation, a Delaware corporation (the “Company”) pursuant to the Loews Corporation 2025 Incentive Compensation Plan (the “Plan”). Capitalized terms not defined herein will have the meanings ascribed to them in the Plan.

Name of Grantee:	[______________] (the “Grantee”)

Grant Date:	[______________] (the “Grant Date”)

Target Number of PRSUs:	[______________]

Performance Period:	[______________]

Performance Goals:	See Schedule 1 attached hereto

Vesting Date:	•Second Anniversary of the Grant Date, as to 50% of the Earned PRSUs (“Tranche 1”)

•Third Anniversary of the Grant Date, as to 50% of the Earned PRSUs (“Tranche 2”)

1.    Award Terms. This Notice will constitute the Award Terms for purposes of the Plan. This Award is granted under and subject to and governed by the terms and conditions of this Notice and the terms and conditions of the Plan, which are incorporated herein by reference. In the event of any conflict between this Notice and the Plan, this Notice will control unless specifically stated otherwise in this Notice or the Plan. In the event of any ambiguity in this Notice, any term that is not defined in this Notice, or any matters as to which this Notice is silent, the Plan will govern.

2.    Performance Period, Vesting and Payment.

(a)    Performance Period. The target number of PRSUs that will be deemed to be earned pursuant to this Notice (the “Earned PRSUs”) will be determined by the Committee following the end of the Performance Period based on the achievement of the Performance Goals set forth on Schedule 1. Any PRSUs granted that have not been earned as determined by the Committee will be forfeited.

(b)    Vesting. Except as provided in Section 3, (i) in order for the Earned PRSUs to vest, the Grantee must be continuously employed or provide services to the Company Group until the applicable Vesting Date set forth above and (ii) employment or service for only a portion of the vesting period, even if a substantial portion, will not entitle the Grantee to any proportionate vesting or avoid or mitigate a termination of rights and benefits upon or following a termination of employment or service as provided in this Notice or under the Plan.

(c)    Timing and Manner of Payment after Vesting of PRSUs.

(i)    Each Earned PRSU that vests in accordance with this Notice will represent the right to receive one share of Stock.

(ii)    Except as provided in Section 3, within thirty (30) days following the vesting of any portion of this Award, the Company will deliver to the account of the Grantee a number of shares of Stock equal to the number of vested Earned PRSUs subject to this Award (including any additional PRSUs accrued under Section 4(b)) (rounded down to the nearest whole share in the aggregate) plus the amount of any deferred cash accrued under Section 4(b) in respect of the vested Earned PRSUs.

(iii)    The Grantee may be permitted to elect to defer receipt of payment related to the PRSUs (including PRSUs and deferred cash accrued under Section 4(b)), to the extent permitted by and in accordance with a separate deferral program.

(iv)    Notwithstanding anything to the contrary in this Notice, the Company reserves the right, at its sole discretion, to settle any vested Earned PRSUs by cash payment in lieu of Stock. If the Company elects to settle any vested Earned PRSUs in cash, the amount of cash to be paid by the Company in settlement will be determined by multiplying (a) the number of vested Earned PRSUs to be settled in cash, by (b) the Fair Market Value determined as of the applicable Vesting Date.

3.    Forfeitures.

(a)    Termination of Employment or Service. Except as expressly provided herein, if the Grantee’s employment or service with the Company Group terminates prior to a Vesting Date for any reason, all unvested PRSUs, including all unvested Earned PRSUs, will be forfeited as of the date of the termination of employment or service.

(b)    Death or Disability. If the Grantee’s employment or service with the Company Group terminates on account of death or Disability prior to the end of the Performance Period, the PRSUs will continue to be subject to Section 2(b) as if the Grantee had remained employed with or engaged by the Company Group through the end of the Performance Period and all Earned PRSUs will become fully vested and will be paid within thirty (30) days following the date the Committee determines the number of Earned PRSUs as set forth in Section 2(a). If the Grantee’s employment or service with the Company Group terminates on account of death or Disability following the end of the Performance Period, all Earned PRSUs will become fully vested and will be paid within thirty (30) days following the later of the date of the termination of employment or service and the date the Committee determines the number of Earned PRSUs as set forth in Section 2(a).

(c)    Without Cause. If the Grantee’s employment or service is terminated by the Company Group without Cause prior to the end of the Performance Period, the PRSUs will continue to be subject to Section 2(b) as if the Grantee had remained employed with or engaged by the Company Group through the end of the Performance Period and each Tranche of Earned PRSUs, if any, will become vested Pro-Rata (as defined below), and will be paid within thirty (30) days following the date the Committee determines the number of Earned PRSUs as set forth in

Section 2(a). If the Grantee’s employment or service is terminated by the Company Group without Cause following the end of the Performance Period, each Tranche of Earned PRSUs, if any, will become vested Pro-Rata, and will be paid within thirty (30) days following the later of the date of the termination of employment or service and the date the Committee determines the number of Earned PRSUs as set forth in Section 2(a). All unvested Earned PRSUs will be forfeited.

(i)    Pro-Rata Definition. For purposes of this Section 3(c), the term “Pro-Rata” means: (1) with respect to Tranche 1, a fraction, the numerator of which is the number of months completed from the Grant Date through the date of the termination of employment or service, and the denominator of which is 24, and (2) with respect to Tranche 2, a fraction, the numerator of which is the number of months completed from the Grant Date through the date of the termination of employment or service, and the denominator of which is 36.

(d)    Retirement. Subject to Section 5, if the Grantee’s employment or service with the Company Group terminates on account of Retirement prior to the end of the Performance Period and the Grantee has provided at least six (6) months prior written notice of Retirement to the Company Group, the PRSUs will continue to be subject to Section 2(b) as if the Grantee had remained employed with or engaged by the Company Group through the end of the Performance Period and all Earned PRSUs will become vested based on a fraction, the numerator of which is the number of days completed from January 1 in the calendar year of the Grant Date through the date of the termination of employment or service, and the denominator of which is 365, and will be paid within thirty (30) days following the date the Committee determines the number of Earned PRSUs as set forth in Section 2(a). All unvested Earned PRSUs will be forfeited. Further, subject to Section 5, if the Grantee’s employment or service with the Company Group terminates on account of Retirement following the end of the Performance Period and the Grantee has provided at least six (6) months prior written notice of Retirement to the Company Group, all unvested Earned PRSUs will become fully vested and will be paid within thirty (30) days following the later of the Grantee’s date of termination of employment or service and the date the Committee determines the number of Earned PRSUs as set forth in Section 2(a).

4.    Dividend and Voting Rights.

(a)    Limitation on Rights. The PRSUs and the deferred cash amounts credited pursuant to Section 4(b) are book-keeping entries only. Notwithstanding Section 6(b)(iii)(A) of the Plan, the Grantee will have no rights as a shareholder of the Company, no dividend equivalent rights (except as expressly provided in Section 4(b)) and no voting rights with respect to the PRSUs or any shares of Stock underlying or issuable in respect of the PRSUs until the PRSUs have been earned and vested and the shares of Stock are actually issued to and held by the Grantee pursuant to the terms of this Notice. Further, no adjustments will be made for dividend equivalents or other rights of a holder for which the record date is prior to the date of issuance of the stock certificate or book entry evidencing the shares of Stock (except as expressly provided in Section 4(b)).

(b)    Dividend Equivalents. Any deferred cash or PRSUs credited pursuant to this Section 4(b) will be subject to the same vesting, payment and other terms, conditions and restrictions (including the Performance Goals) as the initial Award of PRSUs to which they relate. No crediting of cash or PRSUs will be made pursuant to this Section 4(b) with respect to any

PRSUs that, as of the record date for the dividend equivalents, have either already been settled (or paid, if in cash) or have been terminated or forfeited.

(i)    Cash Dividends. As of any date that the Company pays a cash dividend:

(a)    Unless the Committee determines to grant dividend equivalent rights with respect to any cash dividend in the manner set forth in Section 4(b)(i)(b), the Company will credit to the Grantee’s deferred account an amount equal to (1) the amount of the cash dividend, multiplied by (2) the number of shares remaining subject to the PRSUs on the record date for the dividend. Notional interest will accrue on all amounts credited to the deferred account from the date of the dividend payment to the date the PRSUs and cash are delivered to the Grantee pursuant to Section 2(c). The applicable interest rate for the amount during each calendar year (or portion of the calendar year) will be equal to the yield on the one-year Treasury note, as published in The Wall Street Journal, on the first business day of that calendar year.

(b)    If the Committee determines to grant dividend equivalent rights with respect to any cash dividend, the Company will credit the Grantee with an additional number of PRSUs equal to (1) the amount of the cash dividend, multiplied by (2) the number of shares remaining subject to the PRSUs on the record date for the dividend, divided by (3) the closing price per share of the Stock on the payment date for the dividend.

(ii)    Stock Dividend Equivalents. As of any date that the Company pays a Stock dividend, the Company will credit the Grantee with an additional number of PRSUs equal to the number of shares of Stock that would have been issued based on the number of PRSUs outstanding on the record date for the dividend as if such PRSUs were shares of Stock.

5.    Recoupment; Clawback.

(a)    If the Grantee’s employment or service with the Company Group terminates on account of Retirement, but within 12 months of Retirement, the Grantee accepts a full-time position in a capacity (i) that is substantially similar to his/her prior position with the Company Group or (ii) in which he/she performs services that are substantially similar to those services he/she performed for the Company Group, in each case, as of the date of Retirement, then the Grantee will be required to pay to the Company an amount equal to the value, based on the closing price of the Company’s Stock on the date of Retirement, of any Earned PRSUs that vested as a result of Retirement. The Grantee must pay the amount no later than five (5) business days of his/her commencement of services.

(b)    In addition, all PRSUs and cash earned or accrued under this Award will be subject to clawback pursuant to any executive incentive compensation clawback policy adopted by the Company from time to time or as required by law.

6.    Tax Withholding. Any member of the Company Group is authorized to withhold from this Award and any payment relating to this Award all Taxes arising from the grant, vesting, delivery and/or exercise of this Award. Absent an election by the Grantee in accordance with the following sentence, the Company will withhold from the delivery to the Grantee of any shares of Stock under this Award the number of shares of Stock having a Fair Market Value equal to all applicable Taxes. Notwithstanding the foregoing, the Grantee may elect to (i) pay Taxes in cash and/or Stock or (ii) irrevocably authorize a third party to sell shares of Stock (or a sufficient portion of the shares) held by the Grantee to remit to the Company a sufficient portion of the sale proceeds to pay Taxes; provided that such method will not cause adverse accounting consequences for the Company and is permitted under applicable withholding rules in satisfaction of the Grantee’s Tax obligations.

7.    Section 409A Compliance. It is the intention of the Company and the Grantee that all payments, benefits and entitlements received by the Grantee under this Notice be provided in a manner that does not impose any additional taxes, interest or penalties on the Grantee with respect to the payments, benefits and entitlements under Section 409A of the Code, and its implementing regulations (“Section 409A”), and the provisions of this Notice will be construed and administered in accordance with this intent. Each of the Company and the Grantee has used, and will continue to use, their best reasonable efforts to avoid the imposition of any additional taxes, interest or penalties, and the Company and the Grantee agree to work together in good faith to amend this Notice, and to structure any payment, benefit or other entitlement received by the Grantee hereunder, in a manner that avoids imposition of any additional taxes, interest or penalties while preserving the affected payment, benefit or entitlement to the maximum extent practicable and maintaining the basic financial provisions of this Notice without violating any applicable requirement of Section 409A.

8.    Governing Law. This Notice will be governed by, interpreted under, and construed and enforced in accordance with the internal laws, and not the laws pertaining to conflicts or choice of laws, of the State of New York applicable to agreements made and to be performed wholly within the State of New York.

9.    Binding on Successors. The terms of this Notice will be binding upon the Grantee and upon the Grantee’s heirs, executors, administrators, personal representatives, transferees, assignees and successors in interest, and upon the Company and its successors and assignees, subject to the terms of the Plan.

10.    Transferability. This Award, including the PRSUs subject to this Award, is not transferable except as permitted by the Plan.

11.    Entire Agreement. This Notice and the Plan contain the entire agreement and understanding between the parties as to the subject matter hereof.

12.    Notices. All notices and other communications under this Notice will be in writing and will be given by hand delivery to the other party or confirmed email or overnight courier, or by postage paid first class mail, addressed as follows:

If to the Grantee:

The address of his or her principal residence and the email address as they appear in the Company’s records.

If to the Company:

Loews Corporation
9 West 57th Street
New York, NY 10019
Attention: Corporate Secretary
Email: corporatesecretary@loews.com

or to any other address as any party will have furnished to the other in writing in accordance with this Section 12. Notice and communications will be effective when actually received by the addressee if given by hand delivery or confirmed email, when deposited with a courier service if given by overnight courier, or two (2) business days following mailing if delivered by first class mail.

13.    Amendment. This Notice may not be modified, amended or waived except by an instrument in writing signed by the Company and the Grantee. The waiver by either party of compliance with any provision of this Notice will not operate or be construed as a waiver of any other provision of this Notice, or of any subsequent breach by the other party of a provision of this Notice.

14.    Authority of the Committee. The Plan is administered by the Committee, which will have full authority to interpret and construe the terms of the Plan and this Notice. The determination of the Committee as to any matter of interpretation or construction will be final, binding and conclusive.

15.    No Rights to Continuation of Employment. Nothing in the Plan or this Notice will confer upon the Grantee any right to continue in the employ of any member of the Company Group or will interfere with or restrict the right of any member of the Company Group to terminate the Grantee’s employment at any time for any reason.

16.    Headings. Headings are used solely for the convenience of the parties and will not be deemed to be a limitation upon or descriptive of the contents of any Section.

Effective as of the Grant Date, the Company has caused this Notice to be executed on its behalf by a duly authorized officer.

LOEWS CORPORATION

By: __________________________
Name:
Title:

Schedule 1
Performance Goals

The PRSUs (including any cash or additional PRSUs credited in respect of dividends paid by the Company) will be earned based on the Company’s Performance Based Income per share (“PBI per share”), as defined below, for calendar year [YEAR] in the following manner:

PBI per share	Earned PRSUs
PBI per share at or above Target	100% of Target PRSUs (including any cash or additional PRSUs credited in respect of dividends paid by the Company)
PBI per share at 50-100% of Target	Linear Interpolation will be applied to determine % of Target PRSUs (including any cash or additional PRSUs credited in respect of dividends paid by the Company)
PBI per share below 50% of Target	0% of Target PRSUs (including any cash or additional PRSUs credited in respect of dividends paid by the Company)

PBI per share at Target = $[_____]1

Performance Based Income for [YEAR] is the Company’s Consolidated Net Income for [YEAR], excluding the following: [_____]2

“PBI per share” for [YEAR] means the Company’s [YEAR] Performance Based Income divided by the weighted average number of fully diluted shares of the Company’s Stock outstanding during [YEAR].

1 PBI per share at Target amount is established annually by the Company’s Compensation Committee and disclosed in the Company’s Proxy Statement.

2 Performance Based Income exclusions are established annually by the Company’s Compensation Committee and disclosed in the Company’s Proxy Statement.